Exhibit 99.3

Priceline.com Announces Intended Filing

of Shelf Registration Statement

NORWALK, Conn., May 3, 2004 . . . Priceline.com® (Nasdaq: PCLN) intends to file with the Securities and Exchange Commission a shelf registration statement covering up to $100 million of common stock, par value $0.008 per share, or debt securities issuable by priceline.com and up to 10 million shares of priceline.com common stock held by Hutchison Whampoa Limited and Cheung Kong (Holdings) Limited.  Together, Hutchison and Cheung Kong own approximately 12.7 million shares of priceline.com common stock or approximately 34% of priceline.com’s outstanding shares.

“The shelf registration statement will give priceline.com the ability to quickly access the capital markets from time to time for equity or debt financing based on market conditions and the needs of the business,” said Jeffery H. Boyd, priceline.com’s President and CEO.  “It also will give our largest stockholders the flexibility to sell shares over time in an orderly registered distribution, consistent with their contractual rights and market practice.”

This press release is not an offer to sell any securities nor does it seek an offer to buy any securities in any jurisdiction where the offer or sale is not permitted.

About priceline.com

Priceline.com is a travel service that offers leisure airline tickets, hotel rooms, rental cars, vacation packages and cruises.  Priceline.com also has a personal finance service that offers home mortgages, refinancing and home equity loans through an independent licensee.  Priceline.com operates the retail travel Web sites Travelweb.com, Lowestfare.com, Rentalcars.com and Breezenet.com.  Priceline.com licenses its business model to independent licensees, including pricelinemortgage and certain international licensees.

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Press information:  Brian Ek  203-299-8167  (brian.ek@priceline.com)

Information About Forward-Looking Statements

This press release may contain forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, without limitation, “may,” “will,” “should,” “could,” “expects,” “does not currently expect,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “targets,” or “continue,” reflecting something other than historical fact are intended to identify forward-looking statements. The following factors, among others, could cause the Company’s actual results to differ materially from those described in the forward-looking statements: adverse changes in general market conditions for leisure and other travel products as the result of, among other things, terrorist attacks; adverse changes in the Company’s relationships with airlines and other product and service providers including, without limitation, the withdrawal of suppliers from the priceline.com system; the bankruptcy or insolvency of another major domestic airline; the effects of increased competition; systems-related failures and/or security breaches; the Company’s ability to protect its intellectual property rights; losses by the Company and its licensees; final adjustments made in closing the quarter; legal and regulatory risks and the ability to attract and retain qualified personnel. For a detailed discussion of these and other factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s most recent Form 10-Q, Form 10-K and Form 8-K filings with the Securities and Exchange Commission. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.